UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

CHINA GROWTH CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands	000-52339	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

#99 Jianshe Road 3, Pengjiang District, Jiangmen City, Guangdong Province, People’s Republic of China	529000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) (750) 395-9988

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2011, Patrick S.H. Chan was dismissed from the position of interim Chief Financial Officer of China Growth Corporation (the “Company”), with such dismissal effective immediately.  Mr. Chan’s dismissal is not a result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

On June 28, 2011, the Company appointed Mr. Tin Nang (Chris) Lui as its new Chief Financial Officer.  Mr. Lui, 53, will be responsible for directing all aspects of the Company’s financial management and reporting.

Mr. Lui is the owner and founder of T.N. Lui & Co., a Hong Kong company established in January 1997, which provides advisory services in tax, insolvency and audit matters for small to medium sized businesses in a variety of industries. Mr. Lui is a fellow member of the Institute of Chartered Accountants in England & Wales and the Hong Kong Institute of Certified Public Accountants. Mr. Lui is also a member of the Chartered Institute of Management Accountants in United Kingdom. Mr. Lui graduated from University of Bradford in the United Kingdom with a Masters Degree in Business Administration.  Mr. Lui also received a Bachelor of Science Degree in Accounting and Data Processing from the University of Leeds in the United Kingdom.

Mr. Lui does not have any family relationship with any directors or other executive officers. There is no arrangement or understanding between Mr. Lui and any other person pursuant to which Mr. Lui was selected as an officer.  There are no transactions between the Company and Mr. Lui that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to an employment agreement that the Company entered into with Mr. Lui on June 28, 2011 (the “Employment Agreement”), Mr. Lui’s employment commences on July 1, 2011 and will expire on June 30, 2012.  Mr. Lui’s employment may be terminated by the Company upon thirty (30) days’ notice by the Company if Mr. Lui is unable to fulfill his duties as the Chief Financial Officer or breaches his obligations under the Employment Agreement.  However, either party may terminate the Employment Agreement upon fifteen (15) days’ notice to the other party during the first three months of the employment term.  Mr. Lui is entitled to receive an annual salary of $60,000 before taxes and may receive a discretionary bonus at the year end during the employment.

The foregoing summary of the material terms and provisions of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1 to this report, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.      Description

10.1                   Employment Agreement dated as of June 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GROWTH CORPORATION

Date: July 5, 2011	By:	/s/ Mingzhuo Tan
Mingzhuo Tan President and Chief Executive Officer, Chairman of the Board